Exhibit 99.2

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

TABLE OF CONTENTS

DECEMBER 31, 2020 AND 2019

2500 Acton Road Birmingham, AL 35243 205.979.4100 warrenaverett.com

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders Cheaha Financial Group, Inc.

We have audited the accompanying consolidated statements of financial condition of Cheaha Financial Group, Inc. and Subsidiary as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cheaha Financial Group, Inc. and Subsidiary as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Birmingham, Alabama

April 14, 2021

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2020 AND 2019

ASSETS

	2020	2019

CASH AND CASH EQUIVALENTS
Cash and due from banks	$3,711,592	$2,628,819
Interest-bearing deposits with other banks	11,629,227	8,626,288

Total cash and cash equivalents	15,340,819	11,255,107

SECURITIES
Securities available-for-sale	84,786,069	69,266,665
Securities held-to-maturity, fair values of $15,047 and $696,533 for 2020 and 2019, respectively	15,000	693,920
Restrictive equity investments	281,500	274,900

Total securities	85,082,569	70,235,485

LOANS, NET OF ALLOWANCE FOR LOAN LOSSES	126,495,471	119,606,290
MORTGAGE LOANS HELD-FOR-SALE	184,549	—
PREMISES AND EQUIPMENT, NET	3,914,738	4,046,285
FORECLOSED REAL ESTATE	—	—
ACCRUED INTEREST RECEIVABLE	988,043	882,002
PREPAID EXPENSES	61,403	34,794
DEFERRED INCOME TAX ASSET	—	370,282
BANK-OWNED LIFE INSURANCE	3,002,548	2,920,062
OTHER ASSETS	97,735	5,938

TOTAL ASSETS	$235,167,875	$209,356,245

See notes to the consolidated financial statements

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2020 AND 2019

LIABILITIES AND STOCKHOLDERS' EQUITY

	2020	2019
DEPOSITS
Checking	$93,513,890	$76,992,193
Savings	13,766,563	10,323,927
Time deposits	94,409,866	91,486,977

Total deposits	201,690,319	178,803,097

BORROWINGS	3,093,000	3,093,000
DEFERRED COMPENSATION AGREEMENTS	1,025,912	1,055,405
ACCRUED CHANGE IN CONTROL COMPENSATION	400,000	—
ACCRUED INTEREST PAYABLE	385,437	550,517
ADVANCE PAYMENTS FROM BORROWERS FOR TAXES AND INSURANCE	75,904	77,208
DEFERRED INCOME TAX LIABILITY	4,650	—
OTHER LIABILITIES	213,612	191,893

Total liabilities	206,888,834	183,771,120

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 5,000,000 shares authorized; 542,500 shares issued and 513,332 and 513,964 shares outstanding as of December 31, 2020 and 2019, respectively	5,425	5,425
Additional paid-in capital	5,358,478	5,358,478
Accumulated other comprehensive income	1,972,758	685,978
Retained earnings	21,757,011	20,319,539
Treasury stock – 29,168 shares and 28,536 shares, at cost, as of December 31, 2020 and 2019, respectively	(814,631)	(784,295)

Total stockholders' equity	28,279,041	25,585,125

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$235,167,875	$209,356,245

See notes to the consolidated financial statements

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

DECEMBER 31, 2020 AND 2019

	2020	2019
INTEREST INCOME
Interest and fees on loans	$8,390,803	$8,028,894
Interest on investment securities:
U.S. Government and agency securities	361,023	557,052
Obligations of states and political subdivisions	1,324,426	1,285,978
Other securities	11,533	15,490
Interest on interest bearing deposits	41,449	92,867

Total interest income	10,129,234	9,980,281

INTEREST EXPENSE
Interest on deposits	1,685,034	1,857,361
Interest on borrowings	95,894	131,306

Total interest expense	1,780,928	1,988,667

NET INTEREST INCOME	8,348,306	7,991,614

PROVISION FOR LOAN LOSSES	—	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,348,306	7,991,614

See notes to the consolidated financial statements

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

DECEMBER 31, 2020 AND 2019

	2020	2019
NONINTEREST INCOME
Service charges, fees, and commissions	$627,434	$687,764
Mortgage origination fees	221,543	175,980
Net investment security gains	201,444	108,389
Miscellaneous income	111,182	133,211

Total noninterest income	1,161,603	1,105,344

NONINTEREST EXPENSES
Salaries and employee benefits	3,400,790	3,096,668
Occupancy and equipment expense	916,887	901,495
Professional fees	525,956	381,479
Data processing expense	394,797	314,976
Telephone	202,468	190,328
Director and committee fees	93,600	103,200
FDIC and state assessments	76,818	35,344
Advertising and public relations	66,424	80,144
Loss on other real estate	200	25,984
Other expenses	510,255	619,917

Total noninterest expenses	6,188,195	5,749,535

INCOME BEFORE INCOME TAXES	3,321,714	3,347,423

INCOME TAX PROVISION	599,332	629,269

NET INCOME	$2,722,382	$2,718,154

EARNINGS PER COMMON SHARE
Basic	$5.30	$5.29

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	513,756	513,964

See notes to the consolidated financial statements

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
NET INCOME	$2,722,382	$2,718,154

OTHER COMPREHENSIVE INCOME
Unrealized gains (losses) on available-for-sale securities:
Unrealized holding gains arising during the period	1,964,156	3,373,672
Reclassification adjustments for gains included in net income	(201,444)	(108,388)

Net unrealized gains	1,762,712	3,265,284
Income tax related to items of other comprehensive income	(475,932)	(881,627)

Other comprehensive income	1,286,780	2,383,657

COMPREHENSIVE INCOME	$4,009,162	$5,101,811

See notes to the consolidated financial statements

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Retained	Treasury
	Shares	Par Value	Capital	Income (Loss)	Earnings	Stock	Total

BALANCE AT DECEMBER 31, 2018	542,500	$5,425	$5,358,478	$(1,697,679)	$21,456,115	$(784,295)	$24,338,044

Net income	—	—	—	—	2,718,154	—	2,718,154

Dividends declared and paid	—	—	—	—	(3,854,730)	—	(3,854,730)

Other comprehensive income	—	—	—	2,383,657	—	—	2,383,657

BALANCE AT DECEMBER 31, 2019	542,500	$5,425	$5,358,478	$685,978	$20,319,539	$(784,295)	$25,585,125

See notes to the consolidated financial statements

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Retained	Treasury
	Shares	Par Value	Capital	Income (Loss)	Earnings	Stock	Total

BALANCE AT DECEMBER 31, 2019	542,500	$5,425	$5,358,478	$685,978	$20,319,539	$(784,295)	$25,585,125

Treasury stock	—	—	—	—	—	(30,336)	(30,336)

Net income	—	—	—	—	2,722,382	—	2,722,382

Dividends declared and paid	—	—	—	—	(1,284,910)	—	(1,284,910)

Other comprehensive income	—	—	—	1,286,780	—	—	1,286,780

BALANCE AT DECEMBER 31, 2020	542,500	$5,425	$5,358,478	$1,972,758	$21,757,011	$(814,631)	$28,279,041

See notes to the consolidated financial statements

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,722,382	$2,718,154

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation	165,097	167,351
Gains on disposition of foreclosed real estate	—	19,514
Writedowns of foreclosed real estate	34,905	—
Amortization and accretion of securities, net	500,249	519,975
Realized gain on sale of securities available-for-sale	(201,444)	(108,388)
Deferred income tax benefit	(101,000)	25,000
Change in mortgage loans held-for-sale	(184,549)	115,029
Change in accrued interest receivable	(106,041)	54,032
Change in prepaid expenses	(26,609)	24,722
Change in supplemental executive retirement plan	(29,493)	51,006
Change in accrued change in control compensation	400,000	—
Change in accrued interest payable	(165,080)	210,701
Change in other	(70,078)	295,351

Net cash provided by operating activities	2,938,339	4,092,447

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from calls or maturities of held-to-maturity securities	680,000	370,000
Activity in available-for-sale securities:
Purchases	(35,371,583)	(18,633,212)
Sales	14,323,187	18,207,024
Maturities, paydowns, and calls	6,991,819	6,558,380
Purchases of restrictive equity investments	(6,600)	(800)
Net change in loans receivable	(6,936,509)	(8,120,429)
Proceeds from disposition of foreclosed real estate	12,423	71,579
Purchases of premises and equipment	(33,550)	(213,609)
Change in bank-owned life insurance	(82,486)	(83,266)

Net cash used in investing activities	(20,423,299)	(1,844,333)

See notes to the consolidated financial statements

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposit accounts	$22,887,222	$5,478,888
Net change in advance payments from borrowers for taxes and insurance	(1,304)	27,409
Cash dividends paid	(1,284,910)	(3,854,730)
Purchase of treasury stock	(30,336)	—

Net cash provided by financing activities	21,570,672	1,651,567

INCREASE IN CASH AND CASH EQUIVALENTS	4,085,712	3,899,681

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	11,255,107	7,355,426

CASH AND CASH EQUIVALENTS AT END OF YEAR	$15,340,819	$11,255,107

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest	$1,777,966	$1,250,750

Cash paid during the year for income taxes, net	$810,957	$321,064

NONCASH ACTIVITIES
Loans transferred to other real estate owned	$47,328	$67,500

Proceeds from sales of foreclosed real estate financed through loans	$—	$113,599

Total increase in unrealized gains on securities available-for-sale	$1,762,712	$3,265,283

See notes to the consolidated financial statements

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

1.	ORGANIZATION

Cheaha Financial Group, Inc. (the Company) and its wholly-owned subsidiary, Cheaha Bank (the Bank), operate predominantly in the domestic commercial banking industry in east Alabama. The Company's main office is in Oxford, Alabama in Calhoun County with additional branches in Alexandria, Anniston, and Jacksonville, Alabama.

The accounting and reporting policies of the Company and its subsidiary conform to accounting principles generally accepted in the United States of America (U.S. GAAP) and to general practice within the banking industry. The following summarizes the most significant of these policies.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany balances and transactions have been eliminated. Variable interest entities (VIEs) are consolidated if the Company is exposed to the majority of the VIEs’ expected losses and/or residual returns (i.e., the Company is considered to be the primary beneficiary). No VIEs were consolidated at December 31, 2020 and 2019. Unconsolidated investments in VIEs in which the Company has significant influence over operating and financing decisions (usually defined as a voting or economic interest of 20% to 50%) are accounted for using the equity method. Unconsolidated investments in VIEs in which the Company has a voting or economic interest of less than 20% are generally carried at cost. Investment in subsidiary is carried at the parent company's equity in the underlying net assets. Unless otherwise indicated herein, the financial results of the Company refer to the Company and the Bank on a consolidated basis.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term are related to the determination of the allowance for loan losses, the valuation of deferred tax assets, other-than-temporary impairments of securities, and the fair value of financial instruments.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local  economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Significant Group Concentrations of Credit Risk

The majority of the Company's activities are with customers in east Alabama. Note 4 discusses the types of securities in which the Company invests. Note 5 discusses the types of lending done by  the Company. The Company does not have any concentrations in any one industry or customer. See Note 13 for a discussion of geographic concentration and the risk therein.

Securities

Securities are classified as either held-to-maturity, available-for-sale, or trading.

Securities held-to-maturity represent securities for which management has the ability and intent to hold on a long-term basis or until maturity. These securities are carried at amortized cost and adjusted for amortization of premiums and accretion of discount, to the earlier of the maturity or call date.

Securities available-for-sale represent those securities intended to be held for an indefinite period of time, including securities that management intends to use as part of its asset/liability strategy or that may be sold in response to changes in interest rates, changes in prepayment risk, the need to increase regulatory capital, or other similar factors. Securities available-for-sale are recorded at market value with unrealized gains and losses net of any tax effect and are reported as other comprehensive income (loss) in a separate component of stockholders’ equity until realized. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount on the securities sold, using the specific identification method. The estimated values are provided by security dealers who have obtained quoted prices.

Securities carried in trading accounts are carried at market value with unrealized gains and losses reflected in income. The Company had no trading securities at December 31, 2020 and 2019.

Realized and unrealized gains and losses are based on the specific identification method.  Purchase premiums and discounts are recognized in interest income using a method which approximates the interest method over the terms of the securities. Declines in fair values of individual held-to-maturity and available-for-sale securities below their costs that are other-than- temporary result in writedowns of the individual securities to their fair values. The related writedowns are included in earnings as realized losses.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Restrictive Investment Securities

The Company has invested in selected equity instruments issued in the form of restricted stocks and common stock of a special purpose trust formed to issue trust preferred securities. The restricted stocks and trust stock are categorized as other investment securities and are accounted for under the cost method. These investments represent less than a 20% economic interest and have no readily ascertainable market value.

Loans

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding principal balances net of any unearned income, charge-offs, and unamortized fees and costs. Loan origination and commitment fees, as well as certain origination costs, when material, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method or the straight-line method.

Troubled Debt Restructurings (TDRs)

Modifications to a borrower’s debt agreement are considered troubled debt restructurings (TDRs) if a concession is granted for economic or legal reasons related to a borrower’s financial difficulties that otherwise would not be considered. TDRs are undertaken in order to improve the likelihood of recovery on the loan and may take the form of modifications made with the stated interest rate lower than the current market rate for new debt with similar risk, other modifications to the structure of the loan that fall outside of normal underwriting policies and procedures, or, in certain limited circumstances, forgiveness of principal or interest. TDRs can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accruing status, depending on the individual facts and circumstances of the borrower.

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable and reasonably estimable credit losses inherent in loans as of December 31, 2020 and 2019. The estimate of the allowance is based on a variety of factors, including an evaluation of the loan portfolio, past loss experience, adverse situations that have occurred, but are not yet known, that may affect the borrower’s ability to repay, the estimated value of underlying collateral, and current economic conditions.

For purposes of determining the allowance for loan losses, the Company has segmented loans into the following segments: commercial, financial, and agricultural; real estate – construction, land development, and other land; real estate – mortgage; and consumer. Significant judgment is used to determine the estimation method that fits the credit risk characteristics of each portfolio segment. The Company uses internally developed models in this process. Management must use judgment in establishing input metrics for the modeling processes. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as information becomes available and as economic conditions change.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Loans considered to be uncollectible are charged-off against the allowance. The amount and  timing of charge-offs on loans includes consideration of the loan type, length of delinquency, insufficiency of collateral value, lien priority, and the overall financial condition of the borrower. Recoveries on loans previously charged-off are credited back to the allowance. Loans that have been charged-off against the allowance are periodically monitored to evaluate whether further adjustments to the allowance are necessary.

The allowance for loan losses consists of three components: general, specific, and unallocated.

●

The general component covers nonclassified loans and is based on historical loss experience adjusted for qualitative factors, which includes trend assessments in delinquent and nonaccrual loans, unanticipated charge-offs, prevailing economic conditions, changes in lending personnel experience, changes in lending policies or procedures, and other influencing factors.

●

The specific component is determined for impaired loans, including TDRs, individually based on management’s evaluation of the borrower’s overall financial condition, resources, and payment record; the prospects for support from any financially responsible guarantors; and the realizable value of any collateral. Reserves are established for these loans based upon an estimate of probable losses for the individual loans deemed to be impaired. This estimate considers all available evidence using one of the methods provided by applicable authoritative guidance. Loans determined to be collateral-dependent are measured at the fair value of collateral less disposal costs. Loans for which impaired reserves are provided are excluded from the general component reserve calculations described above to prevent duplicate reserves.

●

The unallocated component is not allocated to any specific category of loans. This unallocated portion of the allowance reflects management’s best estimate of the elements of imprecision and estimation of risk inherent in the calculation of the overall allowance. Due  to the subjectivity involved in determining the overall allowance, including the unallocated portion, the portion considered unallocated may fluctuate from period to period based on management’s evaluation of the factors affecting the assumptions used in calculating the allowance, including historical loss experience, current economic conditions, industry or borrower concentrations, and the status of merged institutions.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. If management determines that the value of  the impaired loan is less than the recorded investment in the loan, impairment is recognized through a charge-off to the allowance. Interest income is recognized as earned unless the loan is placed on nonaccrual status.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral-dependent. Generally, impaired loans include loans on nonaccrual status, loans that  have been assigned a specific allowance for credit losses, loans that have been partially charged off, and loans designated as troubled debt restructurings.

Based on facts and circumstances available, management believes that the allowance for loan losses is adequate to cover any probable losses in the Company’s loan portfolio. However, future adjustments to the allowance may be necessary, and the Company’s results of operations could be adversely affected if circumstances differ substantially from the assumptions used by management in determining the allowance for loan and lease losses. Management believes that it has established the allowance in accordance with GAAP and has taken into account the views of its regulators and the current economic environment; there can be no assurance that in the future the Bank's regulators or its economic environment will not require further increases in the allowance.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures unless such loans are the subject of a restructuring agreement.

Asset Quality

Written underwriting standards established by management govern the lending activities of the Company. An established loan policy requires appropriate documentation, including borrower financial data and credit reports. For loans secured by real property, the Company generally requires property appraisals, title insurance or a title opinion, hazard insurance, and flood insurance, where appropriate. Loan payment performance is monitored, and late charges are assessed on past-due accounts. Legal proceedings are instituted, as necessary, to minimize loss. Commercial and residential loans of the Company are periodically reviewed through a loan review process. All other loans are also subject to loan review through a periodic sampling process.

The Company uses an asset risk classification system consistent with guidelines established by the Uniform Financial Institution Ratings System (UFIRS) as part of its efforts to monitor asset quality. In connection with examinations of insured institutions, both federal and state examiners also have the authority to identify problem assets and, if appropriate, classify them.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

The Company has nine credit quality indicators for loans:

Grade 1: Prime – Prime grade loans are the best credits.  They consist of loans with very little  credit risk by borrowers with an excellent credit reputation and a major borrower who compares favorably in the upper quadrant of ratios presented. They are loans with an individual borrower with a substantial net worth and sufficient income and/or alternative fund sources to retire the debt as agreed.

Grade 2: Desirable – Desirable grade loans are loans with little credit risk and an acceptable credit reputation. They consist of loans to a borrower who compares favorably in the middle quadrant of ratio presentations. They are loans with an individual borrower with an acceptable net worth and sufficient income and/or alternative fund sources to retire the debt as agreed. The collateral is acceptable, having reasonable marketability.

Grade 3: Acceptable – Acceptable grade loans are loans that meet at least five out of the ten following general characteristics: debt is unsecured, and debt/income ratio exceeds  40% but is  less than 55%; the borrower does not have a loan listing with the bank; the source of repayment is clear, but the income stream is low compared to debt load; length of employment is less than one year with present employer; the borrower invests an insignificant down payment toward the purchase item, usually less than 15%; loan is secured by collateral that has a low possibility of resale; the borrower has a debt to net worth ratio between 1.50/2.25 to 1; the borrower’s credit report shows delinquencies, collections, judgments, or no established credit record; the borrower lives outside of the bank’s assessment area or state; the borrower is refinancing an existing debt for the first time and is not reducing principal, but is paying all accumulated interest and late charges.

Grade 4: Specific Identification/Special Mention – Specific identification/special mention grade  loans are loans that have been identified by management as having a strong potential for at least a partial loss. There may be marketable collateral, but of insufficient value to retire the entire debt. Management has recognized the potential for loss and has made the decision to increase loan loss reserve by a percentage of the balance of these loans. The amount will be assigned depending upon circumstances defined by the lending officer.

Grade 5: Marginal/Substandard – Marginal/substandard grade loans are loans with credit risk. There is inadequate supporting financial and credit information and/or the borrower has a marginal credit reputation. The borrower compares in the lower quadrant of ratio presentations. This is an individual borrower who has a minimal net worth and income and/or minimal alternative fund sources to repay the debt as agreed. The collateral is acceptable with a reasonable market, but  with minimum margin.

Grade 6: Doubtful – Doubtful grade loans are loans where the elements of probable loss exist. The borrower is in poor financial condition, and repayment could only be affected by partial or full sale of vital assets. There is insufficient collateral due to value or marketability.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Grade 7: Loss – Loss grade loans are loans that exhibit the following general characteristics, typically during the life of the loan: the credit substantially exceeds the collateral value; there is no source of repayment; repayment is dependent upon some other person who was not a co-maker on the loan; repayment is based upon a speculative profit or source such as liquidation of assets or high risk ventures; if the bank determines the collateral is illegal, restricted, or no longer in existence; the purpose of the loan was illegal and the borrower has been charged by law enforcement agencies; the debt to net worth ratio has risen significantly and will continue to be significantly more than 3 to 1 in the next three to five years; the bank has foreclosed or repossessed the collateral, and there appears to be little or no value to the collateral; or the borrower has filed bankruptcy and there appears to be little or no assets that could be sold to reduce the debt.

Grades 1 through 3 are combined in the notes to the financial statements and classified as pass.

Income Recognition on Impaired and Nonaccrual Loans

Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is generally classified as nonaccrual.

Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt. Loans may be returned to accrual status when all principal and interest amounts contractually due are reasonably assured of repayment within an acceptable period of time and there is a sustained period of repayment performance by the borrower in accordance with the contractual terms of principal and interest.

While a loan is classified as nonaccrual, and the future collectability of the recorded loan balance is doubtful, collections of principal and interest are generally applied as reductions to principal outstanding, except in the cases of loans with scheduled amortizations, where the payment is generally applied to the oldest payment due. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered. Interest income recognized on a cash basis was immaterial for the years ended December 31, 2020 and 2019.

Mortgage Loans Held-for-Sale

Mortgage loans held-for-sale are carried at the lower of aggregate cost or market. The cost of mortgage loans held-for-sale is the mortgage amount plus certain net origination costs less discounts collected. Gains and losses resulting from changes in the market value of the inventory are netted. Any net gain that results is deferred and recognized when the loan is sold; any net loss that results is recognized when incurred. The aggregate cost of mortgage loans held-for-sale at December 31, 2020 and 2019, approximates their aggregate net realizable value. Gains or losses on the sale of mortgage loans held-for-sale are included in other noninterest income in the consolidated statements of income.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Premises and Equipment

Land is carried at cost. Other premises and equipment are stated at cost less accumulated depreciation. Expenditures for additions and major improvements that significantly extend the  useful lives of the assets are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. The carrying values of assets traded in are used to adjust the carrying values of the new assets acquired by trade. Assets which are disposed of are removed from the accounts, and the resulting gains or losses are recorded in operations.

Depreciation is provided generally by the straight-line method based on the estimated useful lives of the respective assets, which generally range from three to forty years.

Foreclosed Real Estate

Foreclosed real estate includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the Bank has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

At the time of foreclosure, foreclosed real estate is recorded at fair value less cost to sell, which becomes the property's new basis. Any writedowns based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management, and an asset is carried at the lower of its new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are included in income (loss) on foreclosed real estate. Costs incurred to complete, repair, renovate, or make the property whole are capitalized.

Bank-Owned Life Insurance

The Company has purchased life insurance policies on certain key employees. These policies are recorded at their cash surrender value or the amount that can be realized. Income from these policies and changes in the cash surrender value are recorded in other noninterest income in the consolidated statements of income.

Deposits

Customer deposits include public funds held on deposit under the Security for Alabama Funds Enhancement (SAFE) Program. The SAFE Program was established by the Alabama legislature to provide protection for public funds enrolled in the SAFE Program. Under this program, financial institutions are required to collateralize public fund deposits (Note 4).

Borrowings

The Company records Federal Home Loan Bank advances and federal funds purchased at their principal amounts. Interest expense is recognized based on the coupon rate of the obligations.

Preferred Stock

Preferred stock represents shares which do not participate in the profits of the Company, are redeemable at par, and whose stockholders have no voting rights.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Common Stock

Common stock represents shares which participate in the profits of the Company and whose stockholders have voting rights that are equal to one vote per share.

Treasury Stock

Common stock shares repurchased are recorded as treasury stock at cost.

Stock-Based Compensation

The Company recognizes compensation cost relating to share-based payment transactions (stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share plans) in the consolidated financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued.

The Company calculates and recognizes compensation cost for all stock awards over the employees’ service period, generally defined as the vesting period. For awards with graded- vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. The Company uses a Black-Scholes model to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.

Stock compensation accounting guidance (Accounting Standards Codification (ASC) Topic 718, Compensation-Stock Compensation) requires that the compensation cost related to share-based payment transactions be recognized in financial statements. All stock-based compensation plans result in equity classification.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated based on the grant date fair value and recognized over an employee’s service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black- Scholes model is used to estimate the fair value of stock options, while a market price of the Company’s common stock at the date of grant is used for restricted stock awards.

Earnings per Common Share

Basic earnings per common share are computed by dividing earnings available to stockholders by the weighted average number of common shares outstanding during the period.

Comprehensive Income (Loss)

Comprehensive income (loss) is generally defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Other comprehensive income (loss) is composed of those items not recorded as components of net income. The accumulated balance of other comprehensive income (loss), if applicable, is to be reported separately from retained earnings in the equity section of the consolidated statements of financial condition.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

In the calculation of comprehensive income (loss), certain reclassification adjustments are made to avoid double counting items that are displayed as part of net income for a period that also had been displayed as part of other comprehensive income (loss) in that period or earlier periods.

Employee Benefit Plans

The Company has a qualified 401(k) profit-sharing plan covering substantially all of its employees. Eligible participating employees may elect to contribute tax-deferred contributions. Company contributions include matching and discretionary annual amounts as determined by the Board of Directors.

The Bank has also provided salary continuation plans for certain key employees and directors. These plans are generally funded through life insurance contracts owned by the Bank.

Company contributions to these benefit plans are included in salaries and benefits (Note 11).

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over assets has been surrendered. Control over transferred assets is deemed surrendered when (1) the assets have been isolated from the Company and put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain the transferee from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturities or the ability to unilaterally cause the holder to return specific assets.

Advertising Costs

The Company's policy is to expense advertising costs as incurred.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses, estimated losses on foreclosed real estate, deferred compensation, and accumulated depreciation for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Company and its subsidiary file a consolidated federal income tax return. The subsidiary provides for income taxes on a separate return basis and remits to the Company amounts determined to be currently payable.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when funded. See Note 12 for a further discussion of these financial instruments.

The Bank has available as a source of short-term financing the purchase of federal funds from other commercial banks from available lines totaling $9,500,000, all of which was available and unused at December 31, 2020.

The Bank has available as a source of financing a line of credit of approximately $58,747,000 with the Federal Home Loan Bank (FHLB), of which all was available and unused at December 31, 2020. The ability to utilize the remaining line is dependent on the amount of eligible collateral that is free to pledge to the FHLB. In addition, as part of the borrowing agreement, the Bank is required to purchase FHLB stock (Note 4).

Fair Value Measurements

The Bank adopted authoritative guidance issued by the Financial Accounting Standards Board (FASB) on fair value measurements. This standard defines fair value for financial reporting purposes as the price that would be received to sell an asset or paid to transfer a liability in an orderly market transaction between market participants at the measurement date (reporting date). Fair value is based on an exit price in the principal market or most advantageous market in which the reporting entity could execute a transaction. New fair value measurements are not required, but fair value disclosures are required for financial assets or liabilities where other accounting pronouncements require or permit fair value reporting.

For each asset and liability required to be reported at fair value, management has identified the unit of account and valuation premise to be applied for purposes of measuring fair value. The unit of account is the level at which an asset or liability is aggregated or disaggregated. The valuation premise is a concept that determines whether an asset is measured on a stand-alone basis or in combination with other assets. The Bank measures its assets and liabilities on a stand-alone basis, then aggregates assets and liabilities with similar characteristics for disclosure purposes.

The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Bank. Unobservable inputs are inputs that reflect the Bank’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Bank has the ability to access. Since valuations are based on quoted prices that are readily  and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2 – Valuations based on observable inputs, including quoted prices (other than Level 1) in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, such as interest rates, yield curves, volatilities, and default rates, and inputs that are derived principally from or corroborated by observable market data.

Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The adoption of this authoritative guidance had no impact on the consolidated financial statements of the Company other than the additional disclosures included in Note 17.

Segment Information

All of the Company's offices offer similar products and services, are located in the same geographic region, and serve the same customer segments of the market. As a result, management considers all units as one operating segment and, therefore, feels that the basic consolidated financial statements and related notes provide details related to segment reporting.

Subsequent Events

Management has evaluated subsequent events and their potential effects on these consolidated financial statements through the date of the independent auditors’ report, which is the date the consolidated financial statements were available to be issued.

Reclassifications

Certain reclassifications have been made to the 2019 financial statements included herein to conform to the 2020 presentation. These reclassifications had no effect on the financial position, results of operations, or cash flows of the Company as previously reported.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, in November 2018 issued ASU 2018-19, in April 2019 issued ASU 2019-04, in May 2019 issued ASU 2019-05, and in November 2019 issued ASU 2019-10 and 2019-11, Financial Instruments—Credit Losses (Topic 326). The amendments in  these ASUs cover two areas: assets measured at amortized cost and available-for-sale debt securities. For assets measured at amortized cost, the amendments in these ASUs require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. For available-for-sale debt securities, credit  losses relating to available-for-sale debt securities should be recorded through an allowance for credit losses. Available-for-sale accounting recognizes that value may be realized either through  collection of contractual cash flows or through sale of the security. Therefore, the amendments limit the amount of the allowance for credit losses to the amount by which fair value is below amortized cost because the classification as available-for-sale is premised on an investment strategy that recognizes that the investment could be sold at fair value, if cash collection would result in the realization of an amount less than fair value. The amendments in this ASU are effective for fiscal years beginning after December 15, 2022. All entities may adopt the amendments in this ASU as early as the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is reviewing the impact that the adoption of this ASU may have on its financial statements.

3.	RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

The Bank is required by regulatory authorities to maintain average reserve balances either in vault cash or on deposit with the Federal Reserve Bank. The reserve requirement was $0 and $1,174,000, at December 31, 2020 and 2019, respectively.

The Company maintains cash and cash equivalents in various correspondent or other bank accounts. The amounts by which cash and cash equivalents exceeded Federal Deposit Insurance Corporation (FDIC) insurance coverage at December 31, 2020 and 2019, were $11,629,227 and $8,626,288, respectively. Management monitors these bank accounts and does not expect to incur any losses from such accounts. In addition, federal funds sold are not insured or guaranteed by other parties.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

4.	SECURITIES

The amortized cost and fair value of securities available-for-sale, with gross unrealized gains and losses, as of December 31, 2020 and 2019, were as follows:

	Securities Available-for-Sale
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

As of December 31, 2020
Debt securities:
State and municipal	$62,623,883	$2,290,886	$33,429	$64,881,340
Mortgage-backed securities:
U.S. Government-sponsored enterprises (GSE)* residential	19,459,414	456,518	11,567	19,904,365

Total debt securities	82,083,297	2,747,404	44,996	84,785,705

Marketable equity securities	364	—	—	364

Total securities available-for-sale	$82,083,661	$2,747,404	$44,996	$84,786,069

As of December 31, 2019
Debt securities:
State and municipal	$42,731,423	$1,104,556	$29,661	$43,806,318
Mortgage-backed securities:
U.S. Government-sponsored enterprises (GSE)* residential	25,595,182	98,653	233,852	25,459,983

Total debt securities	68,326,605	1,203,209	263,513	69,266,301

Marketable equity securities	364	—	—	364

Total securities available-for-sale	$68,326,969	$1,203,209	$263,513	$69,266,665

* GSE – Government-sponsored enterprise, such as Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), and Government National Mortgage Association (GNMA).

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

4.	SECURITIES – CONTINUED

	Securities Held-to-Maturity
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

As of December 31, 2020
Debt securities:
State and municipal	$15,000	$47	$—	$15,047

As of December 31, 2019
Debt securities:
State and municipal	$693,920	$2,613	$—	$696,533

Investment securities with a carrying amount of $26,048,610 and $25,353,604 were pledged to secure various public funds under the SAFE Program and Federal Home Loan Advances at December 31, 2020 and 2019, respectively.

The contractual maturities of securities held-to-maturity and securities available-for-sale at December 31, 2020, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Within one year	$—	$—	$—	$—
Over one year through five years	—	—	15,000	15,047
Over five years through 10 years	6,501,348	6,753,569	—	—
Over 10 years	75,581,949	78,032,136	—	—

	$82,083,297	$84,785,705	$15,000	$15,047

Mortgage-backed securities have been included in the maturity tables based upon the guaranteed pay-off date of each security.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

4.	SECURITIES – CONTINUED

For the years ended December 31, 2020 and 2019, proceeds from sales, calls, and maturities of securities available-for-sale amounted to $15,593,187 and $20,402,025, respectively; gross realized gains were $232,177 and $113,345, respectively; and gross realized losses were $31,491 and $4,956, respectively.

For the years ended December 31, 2020 and 2019, proceeds from calls and maturities of securities held-to-maturity amounted to $680,000 and $370,000, respectively, with gross realized gains of $758 and $0, respectively, and no gross realized losses.

The following table shows the Company's investments' gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2020 and 2019.

	Available-for-Sale
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
As of December 31, 2020
Debt securities:
State and municipal	$4,728,116	$33,429	$—	$—	$4,728,116	$33,429
Mortgage-backed securities:
GSE residential	9,154,748	11,567	—	—	9,154,748	11,567

	$13,882,864	$44,996	$—	$—	$13,882,864	$44,996

As of December 31, 2019
Debt securities:
State and municipal	$3,211,961	$20,889	$992,288	$8,772	$4,204,249	$29,661
Mortgage-backed securities:
GSE residential	10,669,700	208,621	4,713,780	25,231	15,383,480	233,852

	$13,881,661	$229,510	$5,706,068	$34,003	$19,587,729	$263,513

As of December 31, 2020 and 2019, there were no held-to-maturity securities in an unrealized loss position.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

4.	SECURITIES – CONTINUED

State and Municipal Securities

At December 31, 2020, the Company had 10 state and municipal securities with unrealized losses. The unrealized losses on these securities were caused by increases in interest rates and reflected aggregate depreciation from amortized cost of 0.70%. The contractual cash flows of these investments are guaranteed by various state and local government agencies. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost of the Company's investment.

The Company does not consider these investments to be other-than-temporarily impaired at December 31, 2020, because the decline in market value is attributable to increases in interest rates and not credit quality, the Company does not intend to sell the investments, and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity.

Mortgage-Backed Securities: GSE Residential

The Company had five mortgage-backed securities with unrealized losses at December 31, 2020. The unrealized losses on these investments were caused by increases in interest rates and reflected aggregate depreciation from amortized cost of 0.13%. The expected present value of future cash flows is expected to approximate the contractual cash flows. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost of the Company's investment.

The Company does not consider these investments to be other-than-temporarily impaired at December 31, 2020, because the decline in market value is attributable to increases in interest rates and not credit quality, the Company does not intend to sell the investments, and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity.

Other-than-Temporary Impairment

The Bank recognizes other-than-temporary impairment (OTTI) in accordance with ASC Topic 320, Investments – Debt and Equity Securities, which requires that the Bank assess whether it intends to sell or it is more likely than not that the Bank will be required to sell a security before recovery of its amortized cost basis less any current-period credit losses. For debt securities that are considered other-than-temporarily impaired, and that the Bank does not intend to sell and will not be required to sell prior to anticipated recovery of the amortized cost basis, the amount of the impairment is separated into the amount that is credit-related (credit loss component) and the amount due to all other factors. The credit loss component is recognized in earnings and is the difference between the security’s amortized cost basis and the present value of its expected future cash flows discounted at the security’s effective yield. The remaining difference between the security’s fair value and the present value of future expected cash flows is due to factors that are not credit related and, therefore, is not required to be recognized as a loss in the consolidated statements of income, but is recognized in other comprehensive income (loss).

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

4.	SECURITIES – CONTINUED

The Bank believes that it will fully collect the carrying value of securities on which it has recorded a noncredit-related impairment in other comprehensive income (loss). The Bank held no investments with an other-than-temporary impairment at December 31, 2020 and 2019.

Restrictive Equity Securities Investment

The aggregate carrying value of the Company's cost-method investments totaled $281,500 and $274,900 at December 31, 2020 and 2019, respectively. These investments were not evaluated for impairment because (1) the Company did not estimate the fair value of these investments in accordance with ASC Topic 825 and (2) the Company did not identify any events or changes in circumstances that may have had a significant adverse effect on the fair value of these investments. The Company estimated that the fair value exceeded the cost of investments (that is, the investments were not impaired).

The investment in Cheaha Statutory Trust I represents the Company's capitalization of a subsidiary trust created to issue preferred securities. This investment represents 100% of the common stock issued by the trust; however, in accordance with the provisions of ASC Topic 810, this subsidiary has not been consolidated into these consolidated financial statements (Note 8).

The carrying amounts of other investment securities as shown in the consolidated statements of financial condition at December 31, 2020 and 2019, were as follows:

	2020	2019

Federal Home Loan Bank	$188,500	181,900
Cheaha Statutory Trust I	93,000	93,000

	$281,500	$274,900

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

5.	LOANS

The Bank grants loans to customers primarily in the east Alabama counties of Calhoun, Cleburne, Etowah, and Talladega. The composition of loans by primary loan classification and by performing and impaired loan status at December 31, 2020 and 2019, are as follows:

	December 31, 2020
	Performing	Impaired
	Loans	Loans	Total
Commercial, financial, and agricultural	$23,567,064	$153,107	$23,720,171
Real estate – construction, land development, and other land	16,433,028	151,492	16,584,520
Real estate – mortgage	76,022,648	2,924,778	78,947,426
Consumer	8,480,776	114,469	8,595,245

Subtotal	124,503,516	3,343,846	127,847,362
Allowance for loan losses	(926,241)	(425,650)	(1,351,891)

Net loans	$123,577,275	$2,918,196	$126,495,471

	December 31, 2019
	Performing	Impaired
	Loans	Loans	Total
Commercial, financial, and agricultural	$14,994,847	$177,418	$15,172,265
Real estate – construction, land development, and other land	17,150,728	92,919	17,243,647
Real estate – mortgage	76,568,245	3,261,700	79,829,945
Consumer	8,708,700	90,166	8,798,866

Subtotal	117,422,520	3,622,203	121,044,723
Allowance for loan losses	(964,968)	(473,465)	(1,438,433)

Net loans	$116,457,552	$3,148,738	$119,606,290

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

5.	LOANS – CONTINUED

Allowance for Loan Losses

The changes in the allowance for loan losses for the years ended December 31, 2020 and 2019, are as follows:

	2020	2019
Balance at beginning of year	$1,438,433	$1,645,227

Loans charged off	(89,467)	(236,292)
Recoveries on loans previously charged off	2,925	29,498

Net charge-offs	(86,542)	(206,794)
Provision charged to operating expenses	—	—

Balance at end of year	$1,351,891	$1,438,433

The allocation and changes in the allowance for loan losses, by loan classification, as of and for the years ended December 31, 2020 and 2019, are as follows:

	December 31, 2020
	Commercial, Financial, and Agricultural	Real Estate – Construction, Land Development, and Other Land	Real Estate – Mortgage	Consumer	Unallocated	Total

Balance at beginning of year	$95,947	$1,696	$444,791	$112,834	$783,165	$1,438,433

Charge-offs	—	—	(34,904)	(54,563)	—	(89,467)
Recoveries	445	79	—	2,401	—	2,925

Net charge-offs	445	79	(34,904)	(52,162)	—	(86,542)
Provision	153,168	50,222	78,723	116,406	(398,519)	—

Ending balance	$249,560	$51,997	$488,610	$177,078	$384,646	$1,351,891

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

5.	LOANS – CONTINUED

	December 31, 2019
		Real Estate –
		Construction,
	Commercial,	Land Development,
	Financial, and	and Other	Real Estate –
	Agricultural	Land	Mortgage	Consumer	Unallocated	Total
Balance at beginning of year	$91,678	$14,723	$500,786	$123,640	$914,400	$1,645,227

Charge-offs	(17,664)	—	(191,881)	(26,747)	—	(236,292)
Recoveries	170	—	4,500	24,828	—	29,498

Net charge-offs	(17,494)	—	(187,381)	(1,919)	—	(206,794)
Provision	21,763	(13,027)	131,386	(8,887)	(131,235)	—

Ending balance	$95,947	$1,696	$444,791	$112,834	$783,165	$1,438,433

Loan Risk Rating

The following table outlines the amount of each loan classification based on internally assigned risk ratings as of December 31, 2020 and 2019:

	December 31, 2020
	Commercial, Financial, and Agricultural	Real Estate – Construction, Land Development, and Other Land	Real Estate – Mortgage	Consumer	Total

Pass*	$23,567,064	$16,433,028	$76,022,648	$8,480,776	$124,503,516
Special mention – impaired	12,911	—	214,481	—	227,392
Substandard – impaired	140,196	151,492	2,710,297	114,469	3,116,454

	$23,720,171	$16,584,520	$78,947,426	$8,595,245	$127,847,362

* Loans graded as minimal risk, modest risk, and some risk, but sound loans are classified as “Pass” grade for disclosure purposes.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

5.	LOANS – CONTINUED

	December 31, 2019
	Commercial, Financial, and Agricultural	Real Estate – Construction, Land Development, and Other Land	Real Estate – Mortgage	Consumer	Total

Pass*	$14,994,847	$17,150,728	$76,568,245	$8,708,700	$117,422,520
Special mention – impaired	15,018	—	158,770	—	173,788
Substandard – impaired	162,400	92,919	3,102,930	90,166	3,448,415

	$15,172,265	$17,243,647	$79,829,945	$8,798,866	$121,044,723

* Loans graded as minimal risk, modest risk, and some risk, but sound loans are classified as “Pass” grade for disclosure purposes.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

5.	LOANS – CONTINUED

Impaired Loans

The following table details the recorded investments, unpaid principal balance, and the related allowance of impaired loans as of December 31, 2020 and 2019, and the average recorded investment of impaired loans for the years ended December 31, 2020 and 2019:

	December 31, 2020			For the Year Ended December 31, 2020
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment
Impaired loans with no recorded allowance:
Commercial, financial, and agricultural	$649	$649	$—	$4,171
Real estate – construction, land development, and other land	94,880	94,654	—	94,276
Real estate – mortgage	1,141,411	1,140,926	—	1,142,494

Total	1,236,940	1,236,229	—	1,240,941

Impaired loans with a recorded allowance:
Commercial, financial, andagricultural	153,203	152,458	14,013	147,229
Real estate – construction, land development and other land	58,273	56,838	8,526	54,990
Real estate – mortgage	1,811,854	1,783,852	336,563	1,813,258
Consumer	115,196	114,469	66,548	100,594

Total	2,138,526	2,107,617	425,650	2,116,071

Total impaired loans	$3,375,466	$3,343,846	$425,650	$3,357,012

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

5.	LOANS – CONTINUED

	December 31, 2019			For the Year Ended December 31, 2019
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment
Impaired loans with no recorded allowance:
Real estate – construction, land development, and other land	$93,671	$92,919	$—	$46,836
Real estate – mortgage	1,143,577	1,140,361	—	1,150,569

Total	1,237,248	1,233,280	—	1,197,405

Impaired loans with a recorded allowance:
Commercial, financial, and agricultural	178,712	177,418	25,478	188,262
Real estate – mortgage	2,146,799	2,121,339	379,544	2,232,624
Consumer	90,351	90,166	68,443	83,962

Total	2,415,862	2,388,923	473,465	2,504,848

Total impaired loans	$3,653,110	$3,622,203	$473,465	$3,702,253

Past Due Loan

Past due balances and loans on nonaccrual status at December 31, 2020 and 2019, by loan classification, are as follows:

	December 31, 2020
	Past Due 30-89 Days and Still Accruing	Past Due 90 Days or More and Still Accruing	Total Past Due and Performing	Loans on Nonaccrual Status	Current	Total Loans

Commercial, financial, and agricultural	$73,947	$—	$73,947	$—	$23,646,224	$23,720,171
Real estate – construction, land development, and other land	—	56,838	56,838	—	16,527,682	16,584,520
Real estate – mortgage	700,343	60,436	760,779	—	78,186,647	78,947,426
Consumer	38,488	—	38,488	—	8,556,757	8,595,245

Total	$812,778	$117,274	$930,052	$—	$126,917,310	$127,847,362

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

5.	LOANS – CONTINUED

	December 31, 2019
	Past Due 30-89 Days and Still Accruing	Past Due 90 Days or More and Still Accruing	Total Past Due and Performing	Loans on Nonaccrual Status	Current	Total Loans
Commercial, financial, and agricultural	$34,692	$3,490	$38,182	$—	$15,134,083	$15,172,265
Real estate – construction, land development, and other land	—	—	—	—	17,243,647	17,243,647
Real estate – mortgage	203,380	75,035	278,415	—	79,551,530	79,829,945
Consumer	103,566	—	103,566	—	8,695,300	8,798,866

Total	$341,638	$78,525	$420,163	$—	$120,624,560	$121,044,723

At December 31, 2020 and 2019, there were no loans classified as nonaccrual. At the date, such loans were placed on nonaccrual status, the Bank reversed all previously accrued interest income against current year earnings. Had such nonaccrual loans been on accrual status, the increase in interest income would have been immaterial for the years ended December 31, 2020 and 2019. Interest income is subsequently recognized to the extent cash payments are received while the loan is classified as nonaccrual, but is reviewed on a loan-by-loan basis.

The Bank has no commitments to loan additional funds to the borrowers of impaired loans.

The Bank reviewed all loans that met the following criteria at December 31, 2020 and 2019, for impairment: all loans greater than $500,000 and all loan relationships rated special mention or worse. At December 31, 2020 and 2019, approximately $26 million and $21 million in loans, respectively, was evaluated for impairment.

TDRs are modified loans in which a concession is provided to a borrower experiencing financial difficulty. As provided in the CARES Act passed into law on March 27, 2020, certain loan modifications related to the COVID-19 pandemic beginning March 1, 2020, are eligible for relief from TDR classification. The Company elected this provision of the CARES Act; therefore, modified loans that met the required guidelines for relief are not considered. As of December 31, 2020 and 2019, the Bank had no loans classified as TDRs. There were no TDRs that subsequently defaulted during the years ended December 31, 2020 and 2019.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

6.	PREMISES AND EQUIPMENT

Premises and equipment at December 31, 2020 and 2019, is as follows:

	2020	2019
Land improvements	$172,405	$172,405
Building	3,529,730	3,529,730
Computer hardware and software	674,038	674,038
Furniture and equipment	1,141,208	1,141,208
Automobile	33,550	—
	5,550,931	5,517,381
Accumulated depreciation	(3,104,606)	(2,939,509)
Land	1,468,413	1,468,413

Premises and equipment, net	$3,914,738	$4,046,285

The provision for depreciation charged to occupancy and equipment expense for the years ended December 31, 2020 and 2019, was $165,097 and $167,351, respectively.

7.	DEPOSITS

The aggregate amount of time deposits of $250,000 or more at December 31, 2020 and 2019, was $37,235,329 and $34,408,968, respectively.

Demand deposits reclassified as loan balances (overdrafts) as of December 31, 2020 and 2019, amounted to $18,171 and $35,508, respectively.

The maturities of time certificates of deposit and other time deposits issued by the Bank at December 31, 2020, are as follows:

Years Ending December 31, 2021
2021	$68,373,525
2022	12,841,325
2023	5,076,341
2024	6,474,977
2025	1,643,698

$94,409,866

Deposits also include the deposits of a local government entity with account balances totaling $26,532,543 and $26,135,168 at December 31, 2020 and 2019, respectively.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

8.	BORROWINGS

Long-term debt consists of the following at December 31, 2020 and 2019:

	2020	2019
Long-term capital note from Cheaha Statutory Trust I, from a pooled trust preferred private placement for subordinated debentures, dated August 4, 2005, bearing interest at a fixed rate of 6.235% for five years, then floating at LIBOR plus 1.70% (1.937% and 3.608% at December 31, 2020 and 2019, respectively). The subordinated debenture has a 30-year life with a call option of five years, subject to regulatory approval, or earlier, dependent upon certain changes in tax or investment company laws or regulatory capital requirements.	$3,093,000	$3,093,000

	$3,093,000	$3,093,000

In August 2005, Cheaha Statutory Trust I (the Trust), a Delaware statutory trust established by the Company, received $3,000,000 principal amount of the Trust's floating rate cumulative trust preferred securities (the Trust Preferred Securities) in a trust preferred private placement. The proceeds of that transaction were then used by the Trust to purchase an equal amount of floating rate subordinated debentures (the Subordinated Debentures) of the Company. The Company has fully and unconditionally guaranteed all obligations of the Trust on a subordinated basis with respect to the Trust Preferred Securities. In accordance with the provisions of ASC Topic 810,  the Company accounts for the Trust Preferred Securities as a long-term debt liability to the Trust. Subject to certain limitations, the Trust Preferred Securities qualify as Tier 1 capital.

The sole asset of the Trust is the Subordinated Debenture issued by the Company. Both the Trust Preferred Securities and the Subordinated Debentures have approximately 30-year lives. However, both the Company and the Trust have options to call their respective securities after five years, subject to regulatory capital requirements.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

8.	BORROWINGS – CONTINUED

Maturities of long-term debt following December 31, 2020, are as follows:

Years Ending December 31,
2021	$—
2022	—
2023	—
2024	—
2025	—
Thereafter	3,093,000

$3,093,000

9.	INCOME TAXES

Federal and state income taxes receivable (payable) as of December 31, 2020 and 2019, included in other assets and other liabilities, were as follows:

	2020	2019
Current:
Federal	$(85,219)	$5,788
State	(8,553)	(187,725)

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

9.	INCOME TAXES – CONTINUED

The components of the net deferred income tax asset as of December 31, 2020 and 2019, are as follows:

	2020	2019
Deferred income tax asset:
Federal	$615,305	$543,921
State	175,674	155,759

Total deferred income tax asset	790,979	699,680

Deferred income tax liability:
Federal	(618,811)	(256,257)
State	(176,818)	(73,141)

Total deferred income tax liability	(795,629)	(329,398)

Net deferred tax asset	$(4,650)	$370,282

The tax effects of each type of income and expense item that gave rise to deferred taxes are:

	2020	2019
Net unrealized (gains)/losses on securities available-for-sale	$(729,650)	$(253,718)
Allowance for loan losses	335,681	347,561
Nonqualified deferred compensation	276,997	284,959
Deferred change in control compensation	108,000	—
Deferred origination fees	69,854	66,807
Depreciation	(65,963)	(75,414)
Other	431	87

Net deferred tax asset	$(4,650)	$370,282

Additionally, deferred tax assets are subject to a “more likely than not” test. If the “more likely than not” test is not met, a valuation allowance must be established against the deferred tax asset. The Company believes that it is “more likely than not” that the deferred tax asset, net of the valuation allowance, will be realized.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

9.	INCOME TAXES – CONTINUED

The components of income tax expense for the years ended December 31, 2020 and 2019, were as follows:

	2020	2019
Current:
Federal	$501,779	$416,544
State	198,553	187,725

Deferred:
Federal	(79,000)	20,000
State	(22,000)	5,000

	$599,332	$629,269

Tax effects of securities transactions resulted in an increase in income taxes for 2020 and 2019 of approximately $53,000 and $23,000, respectively.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

9.	INCOME TAXES – CONTINUED

Income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal income tax rate of 21% for the years ended December 31, 2020 and 2019, for the reasons below:

	2020	2019

Income tax expense on income computed at statutory federal income tax rate (21%)	$697,560	$702,958

Increase (decrease) in taxes resulting from:
State income tax, net of federal tax benefit	156,857	148,303
(Accretion) amortization of securities, net	46,630	47,296
Nondeductible reorganization costs	31,661	35,106
Interest expense disallowance	13,795	17,020
Insurance cash surrender value increase, net	(17,322)	(17,486)
Tax-exempt loans and securities	(310,217)	(314,700)
Other	(19,632)	10,772

Income tax expense	$599,332	$629,269

As of December 31, 2020, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements under the current guidance. The Company has filed tax returns through 2020.

10.	REGULATORY CAPITAL MATTERS

Through December 31, 2019, the Company and Bank were subject to various regulatory capital requirements administered by the state and federal banking agencies. Failure to meet the minimum regulatory capital requirements could initiate certain mandatory and possible additional discretionary actions by regulators which, if undertaken, could have a direct material effect on the consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its subsidiary bank must meet specific capital guidelines involving quantitative measures of the Company and its subsidiary bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.

The Bank's capital amounts and classification under the prompt corrective guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies. Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations) and Tier 1 capital to adjusted total assets (as defined).

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

10.	REGULATORY CAPITAL MATTERS – CONTINUED

In July 2013, the banking regulators (or FDIC) published final rules establishing a new comprehensive capital framework for U.S. banking organizations (the final rules). The final rules implement the Basel Committee of Banking Supervision’s December 2010 framework known as Basel III, as well as certain provisions of the Dodd-Frank Act. The final rules, which define the components of capital and also address risk weights, became effective on January 1, 2015. The final rules include a new capital ratio designated as common equity Tier 1 ratio, which is a tighter definition of Tier 1 capital (banks must hold 4.5% by January 2015 and then a further 2.5% capital conservation buffer, totaling 7% that is implemented annually through January 2019); an increase in Tier 1 capital ratio from 4% to 6%; a framework for countercyclical buffers; adjustments to prompt corrective action thresholds; and short- and medium-term quantitative liquidity ratios, and they establish criteria that instruments must meet in order to be considered regulatory capital.

Per section 201 of the Economic Growth, Regulatory Relief and Consumer Protection Act, which became law on May 24, 2018, allows qualifying community banking organizations to opt into the Community Banking Leverage Ratio framework (CBLR). The CBLR is an optional framework that is designed to reduce burden by removing the requirements for calculating and reporting risk-based capital ratios for qualifying community banking organizations that opt into the CBLR. To be a qualifying community banking organization the Company must meet the following criteria: have a leverage ratio greater than nine percent, less than $10 billion in average total consolidated assets, Off-balance sheet exposures of 25 percent or less to total consolidated assets, total trading assets plus trading liabilities of five percent or less of total consolidated assets, and they are not an advanced approaches banking organization. Qualifying community banking organizations that elect to use the CBLR and that maintain a leverage ratio of greater than nine percent are considered to have satisfied the risk-based and leverage capital requirements in the agencies’ generally applicable capital rule. Additionally, such insured depository institutions are considered to have met the well-capitalized ratio requirements for purposes of section 38 of the Federal Deposit Insurance Act. The Company opted into the CBLR as of January 1, 2020.

If the Company fails to satisfy one or more of the qualifying criteria but maintains a leverage ratio of greater than eight percent, that banking organization would have a “grace period” of up to two quarters during which it could continue to use the CBLR framework and be deemed to meet the “well capitalized” capital ratio requirements. As long as the banking organization is able to return to compliance with all the qualifying criteria within two quarters, it continues to be deemed to meet the “well capitalized” ratio requirements and be in compliance with the generally applicable capital rule. A banking organization is required to comply with and report under the generally applicable capital rule and file the relevant regulatory reports if the banking organization (i) is unable to restore compliance with all qualifying criteria during the two-quarter grace period (including reporting a leverage ratio greater than nine percent), (ii) has a leverage ratio of eight percent or less, or (iii) ceases to satisfy the qualifying criteria due to consummation of a merger transaction.

Management believes, as of December 31, 2020, that the Company meets all the capital adequacy requirements to which it is subject.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

10.	REGULATORY CAPITAL MATTERS – CONTINUED

The consolidated Company’s and Bank's capital amounts and ratios are as follows (dollars in thousands):

	December 31, 2020
	Amount	Ratio
Tier 1 leverage:
Consolidated	26,305	10.960%
Bank	29,284	12.220%

	Actual		For Capital Adequacy Purposes		To Be Well-Capitalized Under the Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2019
Total risk-based capital:
Consolidated	$26,337	20.185%	$13,700	10.500%	N/A	N/A
Bank	28,842	22.198%	13,643	10.500%	$12,993	10.000%
Common equity Tier 1:
Consolidated	24,899	19.083%	9,133	7.000%	N/A	N/A
Bank	27,404	21.091%	9,095	7.000%	8,446	6.500%
Tier 1 risk-based capital:
Consolidated	24,899	19.083%	11,090	8.500%	N/A	N/A
Bank	27,404	21.091%	11,090	8.500%	10,394	8.000%
Tier 1 leverage:
Consolidated	24,899	11.807%	8,435	4.000%	N/A	N/A
Bank	27,404	13.027%	8,414	4.000%	10,518	5.000%

11.	BENEFIT PLANS

The Company has a profit-sharing plan (the Plan) established under Section 401(k) of the Internal Revenue Code for all eligible employees. The Plan allows employees to defer up to 15% of their earnings on a pretax basis through contributions to the Plan. In accordance with the provisions of the Plan, the Company will contribute a dollar-for-dollar match of the first 5% of an employee's salary followed by 50 cents for each dollar of the next 5% of an employee's salary. For the years ended December 31, 2020 and 2019, the Company recorded expenses for matching contributions of $102,501 and $96,019, respectively.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

11.	BENEFIT PLANS – CONTINUED

The Company has also entered into nonqualified deferred compensation agreements (the Agreements) covering certain executive officers. The Agreements provide for payments of scheduled benefits to the participants or their beneficiaries for a period of 15 years following specified retirement dates (Full Benefit Dates). The Full Benefit Dates range from year 2018 through 2032 and reflect the participant having reached age 65. The Agreements provide for defined retirement benefits (Full Retirement Benefits) upon the fulfillment of certain conditions related primarily to continued length of service. Reduced retirement benefits (Limited Retirement Benefits) are also scheduled in the Agreements, should separation of service occur prior to the Full Benefit Date under certain conditions. The scheduled Limited Retirement Benefits reflect annual increases until reaching the Full Retirement Benefits on the Full Benefit Date. The Agreements provide that each annual increase is subject to annual approval by, and at the discretion of, the Company's Board of Directors, thereby potentially reducing the scheduled Full Retirement Benefits and the Limited Retirement Benefits. The Agreements also provide for acceleration of the length of service requirement to receive the Full Retirement Benefits upon change of control (as defined in the Agreements) and acceleration of both the Full Retirement Benefits and the Full Benefit Date as a result of death or disability (as defined). The present value of the estimated liability under the Agreements is being accrued over the expected remaining years of service.

The aggregate benefit cost expected to be accrued for the year ending December 31, 2021, is $19,278.

The measurement date for the Agreements is December 31 of each year. A weighted average assumed discount rate of 7% was used in calculating the accumulated benefit obligation. There are no plan assets on which to compute long-term rates of return. Since there are no plan assets, the Plan is underfunded by the total amount of the benefit obligation liability. Furthermore, the  Company plans on funding the required payments through the continuing operations of the Bank.

The present value of the Agreements' accumulated benefit obligation included in other liabilities amounted to $1,025,912 and $1,055,405 at December 31, 2020 and 2019, respectively. The expense of the Agreements was ($29,493) and $53,971 at December 31, 2020 and 2019, respectively.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

11.	BENEFIT PLANS – CONTINUED

Expected benefit payments for the Salary Continuation and Executive Management Retirement Plans for the 10-year period following December 31, 2020, are as follows:

Years Ending December 31,
2021	$—
2022	—
2023	95,400
2024	95,400
2025	95,400
2026 - 2030	477,000

$763,200

The Company has purchased single premium life insurance policies on behalf of the executive officers. The Company is the owner of the policies and the related cash surrender values thereon. The cash value of the policies is generally intended to fund, in part, the nonqualified deferred compensation agreements; however, there exists no formal collateralization or securitization of the Agreements by the Company. The difference in the face value and the cash surrender value of the policies is payable to the officers' designated beneficiaries and is subject to limitations. The cash surrender values at December 31, 2020 and 2019, amounted to $3,002,548 and $2,920,062, respectively.

12.	COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company offers a variety of financial products to its customers to aid them in meeting their requirements for liquidity, credit enhancement, and interest rate protection. U.S. GAAP recognizes these transactions as contingent liabilities and, accordingly, they are not reflected in the consolidated financial statements.

Loan commitments are made to accommodate the financial needs of the Company's customers. Standby letters of credit commit the Company to make payments on behalf of customers when certain specified future events occur. Historically, most loan commitments and standby letters of credit expire unused. The Company's exposure to credit loss in the event of nonperformance  by the counterparty to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same underwriting standards in making commitments and conditional obligations as it does for on- balance sheet instruments. The amount of collateral obtained is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties. The standby letters of credit at December 31, 2020, were unsecured.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

12.	COMMITMENTS AND CONTINGENCIES – CONTINUED

The Bank records a liability, when material, for the estimated fair value of standby letters of credit based on the fees charged for these arrangements. At December 31, 2020 and 2019, this liability was not material to these consolidated financial statements.

The approximate total amounts of loan commitments and commercial letters of credit are summarized as follows at December 31:

	2020	2019
Commitments to extend credit	$16,975,268	$15,066,456
Commercial letters of credit	68,100	89,100
Credit card commitments	52,598	48,950

	$17,095,966	$15,204,506

Credit card commitments are unsecured. Management conducts regular reviews of these instruments on an individual customer basis. Management does not anticipate any material losses as a result of these commitments.

The Bank, as part of its retail mortgage loan production activities, routinely enters into short-term commitments to originate fixed-rate loans. Most of the loans will be sold to third-party correspondent banks upon closing. For those loans, the Bank enters into individual forward sales commitments at the same time the commitment to originate is finalized. While the forward sales commitments function as an economic hedge and effectively eliminate the Bank's financial risk of rate changes during the interest rate lock period, both the commitment to originate mortgage loans that will be sold and the commitment to sell the mortgage loans are derivatives, the fair values of which are essentially equal and offsetting. The fair values are calculated based on changes in market interest rates after the commitment date. The notional amounts of these mortgage loan origination commitments and the related forward sales commitments were  immaterial  at  December 31, 2020. The unrealized gains/losses of the origination and sales commitments were not material at December 31, 2020.

The Company has employment agreements with certain members of executive management and some of them contain provisions for a change in control. As of December 31, 2020, the Company has accrued $400,000 for the payment of the change of control provisions of the employment agreements. See Note 18.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

13.	CONCENTRATIONS OF CREDIT

Most of the Bank's loans, loan commitments, and commercial standby letters of credit have been granted to customers in the Bank's market area. Many such customers are depositors of the Bank. A substantial portion of the Bank's customers’ ability to honor their contracts is dependent on the business economies in those areas. Of the Bank's loan portfolio, 75% is concentrated in real estate (Note 5). A substantial portion of these loans is secured by real estate in the Bank's primary market area. In addition, a substantial portion of the foreclosed real estate is located in these same markets. Accordingly, the ultimate collectability of the loan portfolio and the recovery of the carrying amount of foreclosed real estate are susceptible to changes in market conditions in the Bank's primary market area.

The other significant concentrations of credit by type of loan are set forth in Note 5. The distribution of commitments to extend credit related primarily to unused real estate draw lines and unfunded commercial loans. Commercial and standby letters of credit were granted primarily to commercial borrowers.

14.	RESTRICTIONS ON SUBSIDIARY DIVIDENDS

The Bank is subject to the dividend restrictions set forth by the State Banking Department. Under such restrictions, the Bank may not, without the prior approval of the State Banking Department, declare dividends in excess of the sum of the current year's earnings plus the retained net earnings from the preceding two years. For the year ending December 31, 2021, the Bank can declare dividends, without prior regulatory approval, of approximately $414,000, plus an additional amount equal to its net profits for 2021. However, restrictions exist related to the maintenance of adequate capital and, as such, may further restrict the amounts of allowable dividends which can be paid.

15.	RELATED PARTY TRANSACTIONS

Loans

Certain directors, executive officers, and principal stockholders, including their immediate families and associates, were loan customers of the Bank during 2020 and 2019. A summary of activity and amounts outstanding as of December 31 are as follows:

	2020	2019
Balance at beginning of year	$2,438,563	$2,853,615
New loans or advances	571,848	786,838
Principal repayments	(889,979)	(1,201,890)

Balance at end of year	$2,120,432	$2,438,563

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

15.	RELATED PARTY TRANSACTIONS – CONTINUED

Deposits

Total deposits of related parties at December 31, 2020 and 2019, amounted to $7,105,019 and $7,021,407, respectively.

16.	LITIGATION

While the Company and the Bank are parties to various legal proceedings arising from the ordinary course of business, management believes, after consultation with legal counsel, that there are no proceedings threatened or pending against the Company or the Bank that will, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Company.

17.	FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents – For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Securities – For securities available-for-sale and securities held-to-maturity, fair values are based on quoted market prices or dealer quotes. For other investments, fair value is estimated to be approximately the carrying amount.

Mortgage loans held-for-sale – For mortgage loans held-for-sale, the carrying amount is a reasonable estimate of fair value.

Loans – For certain homogeneous categories of loans, such as some residential mortgages, credit card receivables, and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Accrued interest receivable and payable – The carrying amount of accrued interest receivable and payable approximates fair value.

Deposits – The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Borrowings – Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

17.	FAIR VALUES OF FINANCIAL INSTRUMENTS – CONTINUED

Commitments to extend credit, letters of credit, insurance contracts underwritten, and financial guarantees written – The fair value of commitments, letters of credit, insurance contracts underwritten, and financial guarantees is estimated to be approximately the fees charged for these arrangements.

The estimated fair values of the Company's financial instruments as of December 31, 2020 and 2019, are as follows:

	2020		2019
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In Thousands)
Financial assets:
Cash and cash equivalents	$15,341	$15,341	$11,255	$11,255
Securities available-for-sale	84,786	84,786	69,267	69,267
Securities held-to-maturity	15	15	694	697
Restrictive equity investments	282	282	275	275
Mortgage loans held-for-sale	185	185	—	—
Loans, net	126,495	128,934	119,606	120,512
Accrued interest receivable	988	988	882	882

Financial liabilities:
Deposits	201,690	199,406	178,803	172,483
Accrued interest payable	400	400	—	—
Borrowings	3,093	3,093	3,093	3,093

Unrecognized financial instruments:
Commitments to extend credit	16,975	170	15,066	151
Standby letters of credit	68	1	89	1
Credit card guarantees	53	1	49	—

The Company’s assets and liabilities recorded at fair value have been categorized in the following tables based upon a fair value hierarchy in accordance with ASC Topic 820 (Note 2).

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

17.	FAIR VALUES OF FINANCIAL INSTRUMENTS – CONTINUED

Items Measured at Fair Value on a Recurring Basis

The following fair value hierarchy table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2020 and 2019:

	December 31, 2020
		Fair Value Measurement at Report Date Using
	Fair Value	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Securities available-for-sale:
State and municipal	$64,881,340	$—	$64,881,340	$—
Mortgage-backed:
GSE residential	19,904,365	—	19,904,365	—
Marketable equity	364	364	—	—

Total assets at fair value	$84,786,069	$364	$84,785,705	$—

	December 31, 2019
		Fair Value Measurement at Report Date Using
	Fair Value	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Securities available-for-sale:
State and municipal	$43,806,318	$—	$43,806,318	$—
Mortgage-backed:
GSE residential	25,459,983	—	25,459,983	—
Marketable equity	364	364	—	—

Total assets at fair value	$69,266,665	$364	$69,266,301	$—

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

17.	FAIR VALUES OF FINANCIAL INSTRUMENTS – CONTINUED

The valuation techniques used to measure fair value for the items in the table above are as follows:

Securities available-for-sale – Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, fair values are estimated using pricing models and discounted cash flows that consider standard input factors, such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include GSE obligations, corporate bonds, and other securities. Mortgage-backed securities are included in Level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, the securities are classified in Level 3.

Items Measured at Fair Value on a Nonrecurring Basis

The following fair value hierarchy tables presents information about the Company’s assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2020 and 2019:

	December 31, 2020
		Fair Value Measurement at Report Date Using
	Fair Value	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Impaired loan, net	$2,918,196	$—	$—	$2,918,196
Foreclosed real estate	—	—	—	—

Total assets	$2,918,196	$—	$—	$2,918,196

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

17.	FAIR VALUES OF FINANCIAL INSTRUMENTS – CONTINUED

	December 31, 2019
		Fair Value Measurement at Report Date Using
	Fair Value	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3
Impaired loan, net	$3,148,738	$—	$—	$3,148,738
Foreclosed real estate	—	—	—	—

Total assets	$3,148,738	$—	$—	$3,148,738

The valuation techniques used to measure fair value for the items in the table above are as follows:

Impaired Loans – Nonrecurring fair value adjustments to loans reflect full or partial writedowns that are based on the loan’s observable market price or current appraised value of the collateral. Loans subjected to nonrecurring fair value adjustments based on the current appraised value of the collateral may be classified as Level 2 or Level 3 depending on the type of asset and the inputs to the valuation. When appraisals are used to determine impairment, and these appraisals require significant adjustments to market-based valuation inputs or apply an income approach based on unobservable cash flows to measure fair value, the related loans subjected to nonrecurring fair value adjustments are typically classified as Level 3 due to the fact that Level 3 inputs are significant to the fair value measurement.

Foreclosed Real Estate – Nonrecurring fair value adjustments to foreclosed real estate reflect full or partial writedowns that are based on the real estate’s observable market price or current appraised value of the collateral as adjusted by management on occasion for estimated selling expenses and market discounts.

18.	SUBSEQUENT EVENTS

The Company has entered into a definitive agreement to be acquired by another financial institution. This transaction is scheduled to close in the second quarter of 2021 at an amount that is yet to be determined. This transaction will initiate the payment of the change of control provision of the employment agreements. The calculated change of control payment is in excess of $880,000; however, the individuals with the change of control provision in their employment agreement have agreed to accept a payment of $400,000, which will be paid from Cheaha Financial Group before closing (see Note 12).

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

19.	CONDENSED PARENT COMPANY INFORMATION

Statements of Financial Condition at December 31:

ASSETS

	2020	2019
CASH AND DUE FROM BANKS	$219,328	$45,950
SECURITIES AVAILABLE-FOR-SALE	364	364
OTHER INVESTMENT SECURITIES	93,000	93,000
INVESTMENT IN SUBSIDIARY (equity method) –eliminated upon consolidation	31,256,967	28,090,065
DEFERRED TAX ASSET	108,000	—
INCOME TAXES RECEIVABLE	96,273	451,496
OTHER ASSETS	459	—

TOTAL ASSETS	$31,774,391	$28,680,875

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Long-term debt	$3,093,000	$3,093,000
Accrued change in control compensation	400,000	—
Accrued interest payable	2,350	2,750

TOTAL LIABILITIES	3,495,350	3,095,750

STOCKHOLDERS' EQUITY	28,279,041	25,585,125

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$31,774,391	$28,680,875

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

19.	CONDENSED PARENT COMPANY INFORMATION – CONTINUED

Statements of Income for the Years Ended December 31:

	2020	2019
INCOME
Dividends from subsidiary – eliminated upon consolidation	$1,500,000	$4,205,000
Other dividends	2,367	3,957

TOTAL INCOME	1,502,367	4,208,957

EXPENSES
Change in control compensation	400,000	—
Professional fees	352,509	184,140
Interest on debt	78,150	131,123
Other operating expenses	9,510	7,385

TOTAL EXPENSES	840,169	322,648

INCOME BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARY	662,198	3,886,309

INCOME TAX BENEFIT	180,062	39,600

INCOME BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARY	842,260	3,925,909

EQUITY IN UNDISTRIBUTED EARNINGS OF SUBSIDIARY	1,880,122	(1,207,755)

NET INCOME	$2,722,382	$2,718,154

CHEAHA FINANCIAL GROUP, INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

19.	CONDENSED PARENT COMPANY INFORMATION – CONTINUED

Statements of Cash Flows for the Years Ended December 31:

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,722,382	$2,718,154

Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income of subsidiary	(1,880,122)	1,207,755
Change in deferred tax asset	(108,000)	—
Change in income taxes receivable	355,223	—
Change in accrued change of control compensation	400,000	—
Change in accrued interest payable	(400)	—
Change in other, net	(459)	(39,599)

Net cash provided by operating activities	1,488,624	3,886,310

CASH FLOWS FROM FINANCING ACTIVITIES
Cash dividends	(1,284,910)	(3,854,730)
Purchase of treasury stock	(30,336)	—

Net cash used in financing activities	(1,315,246)	(3,854,730)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	173,378	31,580

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	45,950	14,370

CASH AND CASH EQUIVALENTS AT END OF YEAR	$219,328	$45,950

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest	$78,550	$131,123